PREPARED BY:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Attention:  Douglas L. Noren, Esq.

RECORD AND RETURN TO:

Armbrust & Brown, L.L.P.
100 Congress Avenue, Suite 1300
Austin, Texas 78701
Attention:  Gregg C. Krumme

Space Above This Line For Recorder’s Use

ASSIGNMENT AND ASSUMPTION OF NOTE, MORTGAGE AND OTHER LOAN DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF NOTE, MORTGAGE AND OTHER LOAN DOCUMENTS (this “Agreement”) is entered into as of June 26, 2009, by CORUS BANK, N.A., a national banking association (“Assignor”), in favor of STRATUS PARTNERSHIP INVESTMENTS, L.P., a Texas limited partnership (“Assignee”).

R E C I T A L S

KNOW ALL MEN BY THESE PRESENTS, that Assignor, is the sole owner and holder of the following (all of which are collectively referred to herein, as amended, as the “Documents”):

a. Construction Loan Agreement, dated as of May 2, 2008, by and between CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (the “Borrower”), and Assignor (as amended, the “Loan Agreement”), with respect to a loan in the aggregate amount of up to $165,000,000.00 (the “Loan”);

b. Promissory Note, dated as of May 2, 2008, made by Borrower payable to the order of Assignor in the stated amount of $165,000,000.00 (the “Note”);

c. Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 2, 2008, and filed of record on May 2, 2008, made by Borrower to Bruce Edward Kosub as Trustee for the benefit of Assignor, recorded under Document No. 2008072379 of the Official Public Records of Travis County, Texas (the “Mortgage”), encumbering, without limitation, the property legally described in Exhibit A attached hereto and made a part hereof (the “Mortgaged Property”);

d. Completion and Non-Recourse Carveout Guaranty, dated as of May 2, 2008, made by Stratus Properties Inc., a Delaware corporation (“Guarantor”), in favor of Assignor;

e. Limited Payment Guaranty dated as of May 2, 2008, made by Guarantor in favor of Assignor;

f. Assignment of Construction Documents, dated as of May 2, 2008, made by Borrower in favor of Assignor;

g. Security Assignment of Condominium Documents, dated as of May 2, 2008, made by Borrower in favor of Assignor;

h. Environmental and Hazardous Substances Indemnity Agreement, dated as of May 2, 2008, made by Borrower and Guarantor in favor of Assignor;

i. Assignment of Hotel Documents, dated as of May 2, 2008, made by Borrower in favor of Assignor;

j. UCC-1 Financing Statement naming Borrower as debtor and naming Assignor as secured party, filed on May 5, 2008, as File No. 20081592474, with the Delaware Secretary of State;

k. UCC-1 Financing Statement naming Borrower as debtor and naming Assignor as secured party, filed on May 2, 2008 as File No. 2008072380, with the Travis County Recorder, Texas;

l. Mortgagee Title Insurance Policy Number L83-0001251, issued by Commonwealth Land Title Insurance Company, dated as of May 8, 2008, identifying Assignor as the insured;

m. To the extent assignable, Legal Opinion dated as of May 2, 2008, made by Armbrust & Brown L.L.P. in favor of Assignor;

n. To the extent assignable, Legal Opinion dated as of May 2, 2008, made by Sidley Austin LLP in favor of Assignor;

o. All third party reports and opinions relating to the Loan, to the extent such reports and opinions are in Assignor’s possession or control, Assignor’s rights are assignable and excluding any such reports or opinions that are deemed by Assignor to be confidential, privileged or propriety in nature; and

p. To the extent assignable, such other legal documents as are in Assignor’s closing binder for the Loan.

A G R E E M E N T

AND THAT ASSIGNOR, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, has sold, assigned, transferred and set over, and by this assignment does sell, assign, transfer and set over to Assignee all of Assignor’s right, title and interest in the Note, and the obligations described therein and the moneys due and to become due thereunder, the Mortgage and all of the other Documents, and all of Assignor’s claims or causes of action against Borrower or Guarantor arising under or in connection with the Loan and the Loan Documents.

TO HAVE AND TO HOLD THE SAME unto Assignee, its successors and assigns, forever.

The Assignor represents and warrants to Assignee that:

(a) Assignor is the legal and beneficial owner of the Loan and of the Documents listed in items (a) through (k) above (“Loan Documents”), and has not entered into any agreement with any party other than Assignee to transfer the Loan or the Loan Documents or any interests therein.

(b) Assignor has not pledged or granted a security interest in the Loan or the Loan Documents, and Assignor’s interest therein is free of liens, security interest and encumbrances.

(c) As of the date hereof, the outstanding principal balance of the Loan is $2,152,018.80 and accrued, unpaid interest is in the amount of $9,713.98.

(d) Assignor (i) is duly chartered and validly existing under the laws of the United States, (ii) is in good standing under the laws of the United States, and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement including the execution and delivery of all documentation required by this Agreement.  The individual or individuals executing this Assignment on behalf of Assignor have the power and authority to bind Assignor to the terms and provisions hereof.

(e) Assignor’s execution, delivery, and performance of this Agreement will not result in a breach or violation of any provision of (i) Assignor’s organizational documents, (ii) any statute, law, writ, order, rule, regulation, judgment, injunction, decree or determination of any federal, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise or (iii) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Assignor may be a party, by which Assignor may be bound or to which any of the assets of Assignor is subject.

It is understood and agreed that, except for the representations and warranties set forth herein, the assignment hereunder is made WITHOUT RECOURSE to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor, nor any of its officers, directors, employees, agents, owners, partners, or attorneys, or any successors or assigns of any of the foregoing shall be responsible for (i) the physical condition of the Mortgaged Property or any financial matter relating to Borrower or the Mortgaged Property, (ii) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability by or against Borrower or Guarantor of any of the Loan Documents, (iii) any representation, warranty or statement made in or in connection with any of the Loan Documents by Borrower or any Guarantor, (iv) the financial condition or creditworthiness of the Borrower or any Guarantor, (v) the performance of or compliance with any of the terms or provisions of any of the Loan Documents by Borrower or any Guarantor, (vi) inspecting any of the property, books or records of the Borrower, or (vii) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loan.

Assignee represents and warrants to Assignor that Assignee is a Texas limited partnership, and duly formed, organized, validly existing, and in good standing under the laws of the State of Texas.  Assignee has the full power and authority to execute, deliver and perform its obligations under this Agreement including the execution and delivery of all documentation required by this Agreement. The execution of this Agreement has been authorized by all necessary partnership authorizations of Assignee.  Assignee’s execution, delivery, and performance of this Agreement will not result in a breach or violation of any provision of (i) Assignee’s organizational documents, (ii) any statute, law, writ, order, rule, regulation, judgment, injunction, decree or determination of any federal, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise or (iii) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Assignee may be a party, by which Assignee may be bound or to which any of the assets of Assignee is subject.  The individual or individuals executing this Assignment on behalf of Assignee have the power and authority to bind Assignee to the terms and provisions hereof.

Assignee hereby assumes all liabilities and obligations of Assignor under the Loan Documents.

Unless Assignee and Borrower shall otherwise expressly consent in writing, the fee interest in the Mortgaged Property and the security interest created under the Mortgage shall not merge but shall always remain separate and distinct.

This Agreement shall be binding on and inure to the benefit of Assignor and Assignee and their respective successors and assigns.  This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.  This Agreement shall be construed and governed by the laws of the State of Texas, and if any provision hereof shall be deemed illegal or unenforceable, said provision shall be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intentions of the parties as herein expressed.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment and Assumption of Note, Mortgage and Other Loan Documents as of the date first above written.

ASSIGNOR: CORUS BANK, N.A., a national banking association By: /s/ Brian J. Brodeur Name: Brian J. Brodeur Title: Senior Vice President

ASSIGNEE:

STRATUS PARTNERSHIP INVESTMENTS, L.P.,
a Texas limited partnership

By:Stratus Partnership Investments GP, L.L.C., a Texas limited liability company, General Partner

By:Stratus Properties Operating Co., L.P., a Delaware limited partnership, Manager

By:STRS L.L.C., a Delaware limited liability company, General Partner

By:Stratus Properties Inc., a Delaware corporation, Sole Member
By:/s/ Kenneth N. Jones
Kenneth N. Jones
Secretary

STATE OF ILLINOIS                                                                )
      ) ss:
COUNTY OF COOK                                                                  )

The foregoing instrument was acknowledged before me this 23rd day of June, 2009, by Brian J. Brodeur, as Senior Vice President of CORUS BANK, N.A., a national banking association, on behalf of said national banking association.  He is personally known to me or produced _____________________________ as identification.

           /s/ Shantel I. Perez
Name:     Shantel I. Perez

Notary Public, State of Illinois

STATE OF TEXAS                                                                     )
       ) ss:
COUNTY OF TRAVIS                                                                )

The foregoing instrument was acknowledged before me this 25th day of June, 2009, by Kenneth N. Jones, as Secretary of Stratus Properties Inc., a Delaware corporation, Sole Member to STRS L.L.C., a Delaware limited liability company, General Partner of Stratus Properties Operating Co., L.P., a Delaware limited partnership, Manager of Stratus Partnership Investments GP, L.L.C., a Texas limited liability company, General Partner of Stratus Partnership Investments, L.P., a Texas limited partnership, on behalf of said partnership.  He is personally known to me or produced N/A as identification.

                                                                                                                            /s/ Jody L. Bickel
Name:       Jody L. Bickel

Notary Public, State of   Texas

EXHIBIT A

Legal Description

Lots 1 through 12, Block 21, of the Original City of Austin, Travis County, Texas, according to the map or plat of record in the General Land Office of the State of Texas, together with the area within the alley traversing said Block, which was vacated by Ordinance recorded under Document No. 1999086902 and described in Memorandum Designating the Vacation of a 20 foot wide alley on Block 21 and Block 22, in the City of Austin as recorded under Document No. 2004040650 of the Official Public Records of Travis County, Texas.